Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports First Quarter Fiscal 2016 Results

Company Reiterates Financial Performance Guidance for Fiscal 2016

First Quarter 2016 Summary

•                  Adjusted EPS (Non-GAAP) of $1.58

•                  GAAP EPS of $1.37

•                  Domestic system-wide comparable same-restaurant sales increased 1.5% at IHOP and decreased 3.7% at Applebee’s

•                  Generated strong free cash flow of approximately $39 million

•                  Returned a combined total of approximately $37 million to shareholders in share repurchases and a first quarter cash dividend

GLENDALE, Calif., May 5, 2016 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of fiscal 2016.

“We continued to generate strong free cash flow in the first quarter and returned the majority of it to our shareholders. We’re aggressively executing our plan to get Applebee’s back on track, including the most transformative platform launch in the brand’s history in the coming weeks.  We remain focused on building on IHOP’s momentum through the implementation of several strategic initiatives that address all aspects of enhancing the guest experience,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart concluded, “We are confident in the steps currently being taken to drive positive and sustainable sales and traffic at both brands, while remaining committed to returning the majority of free cash flow to our shareholders.”

First Quarter of Fiscal 2016 Financial Results

•                  Adjusted net income available to common stockholders was $29.1 million, or adjusted earnings per diluted share of $1.58, for the first quarter of 2016.  This compares to $31.1 million, or adjusted earnings per diluted share of $1.64, for the same period of 2015.  The decline in adjusted net income was mainly due to the expected increase in general and administrative expenses and the impact on gross profit from the sale of the remaining Applebee’s company-operated restaurants in the third quarter of 2015.  The decline was partially offset by fewer weighted average shares outstanding. (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $25.2 million for the first quarter of 2016, or earnings per diluted share of $1.37.  This compares to net income available to common stockholders of $28.0 million, or earnings per diluted share of $1.47, for the first quarter of 2015.  The decline was primarily due to the expected increase in general and administrative expenses and the impact on gross profit from the sale of the remaining Applebee’s company-operated restaurants in the third quarter of 2015.  These items were partially offset by fewer weighted average shares outstanding and a decline in closure and impairment charges.

•                  General and administrative expenses were $39.4 million for the first quarter of 2016.  This compares to $34.2 million for the same period of 2015.  The expected increase was mainly due to $2.1 million of non-recurring costs associated with the consolidation of our restaurant support center announced on September 3, 2015, higher personnel costs and an increase in costs for travel in the first quarter of 2016 compared to the first quarter of 2015.

Same-Restaurant Sales Performance

First Quarter of Fiscal 2016

•                  IHOP’s domestic system-wide same restaurant sales increased 1.5% for the first quarter of 2016 compared to the same period in 2015.

•                  Applebee’s domestic system-wide same-restaurant sales decreased 3.7% for the first quarter of 2016 compared to the first quarter of 2015.

Financial Performance Guidance for Fiscal 2016

DineEquity reiterates its financial performance guidance for fiscal 2016 contained in the press release issued on February 24, 2016.

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time/ 8:00 a.m. Pacific Time.  To participate on the call, please dial (888) 771-4371 and reference passcode 42367792. International callers, please dial (847) 585-4405 and reference passcode 42367792. A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on May 5, 2016 through 8:59 p.m. Pacific Time on May 12, 2016 by dialing (888) 843-7419 and referencing passcode 42367792#.  International callers, please dial (630) 652-3042 and reference passcode 42367792#.  An online archive of the webcast will also be available on Calls & Presentations under the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 20 countries and U.S. territories and over 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations.  This is presented on an aggregate basis and a per share (diluted) basis.  “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures.  Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from notes and equipment contracts receivable, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS and free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Franchise and restaurant revenues	$129,786	$141,818
Rental revenues	31,409	31,402
Financing revenues	2,329	2,594
Total revenues	163,524	175,814
Cost of revenues:
Franchise and restaurant expenses	40,869	52,026
Rental expenses	23,231	23,490
Financing expenses	—	12
Total cost of revenues	64,100	75,528
Gross profit	99,424	100,286
General and administrative expenses	39,424	34,230
Interest expense	15,366	15,646
Amortization of intangible assets	2,480	2,500
Closure and impairment charges, net	435	1,827
Loss (gain) on disposition of assets	614	(9)
Income before income tax provision	41,105	46,092
Income tax provision	(15,562)	(17,680)
Net income	$25,543	$28,412
Net income available to common stockholders:
Net income	$25,543	$28,412
Less: Net income allocated to unvested participating restricted stock	(382)	(372)
Net income available to common stockholders	$25,161	$28,040
Net income available to common stockholders per share:
Basic	$1.38	$1.49
Diluted	$1.37	$1.47
Weighted average shares outstanding:
Basic	18,260	18,870
Diluted	18,373	19,019

Dividends declared per common share	$0.92	$0.875
Dividends paid per common share	$0.92	$0.875

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,330	$144,785
Receivables, net	97,871	139,206
Restricted cash	36,927	32,528
Prepaid gift card costs	37,202	46,792
Prepaid income taxes	—	5,186
Other current assets	4,737	4,212
Total current assets	317,067	372,709
Long-term receivables, net	155,360	160,695
Property and equipment, net	214,206	219,580
Goodwill	697,470	697,470
Other intangible assets, net	770,447	772,949
Deferred rent receivable	89,438	90,030
Other non-current assets, net	18,204	18,417
Total assets	$2,262,192	$2,331,850

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,438	$55,019
Gift card liability	119,162	167,657
Accrued employee compensation and benefits	14,140	25,085
Dividends payable	17,011	17,082
Income taxes payable	14,258	—
Current maturities of capital lease and financing obligations	14,447	14,320
Accrued advertising	16,209	8,758
Accrued interest payable	4,287	4,257
Other accrued expenses	12,078	6,251
Total current liabilities	246,030	298,429
Long-term debt, net	1,280,264	1,279,473
Capital lease obligations, less current maturities	81,143	84,781
Financing obligations, less current maturities	42,360	42,395
Deferred income taxes, net	262,004	269,469
Deferred rent payable	68,817	69,397
Other non-current liabilities	21,269	20,683
Total liabilities	2,001,887	2,064,627
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2016 - 25,166,732 issued, 18,409,845 outstanding; December 31, 2015 - 25,186,048 issued, 18,535,027 outstanding	252	252
Additional paid-in-capital	287,601	286,952
Retained earnings	360,483	351,923
Accumulated other comprehensive loss	(106)	(107)
Treasury stock, at cost; shares: March 31, 2016 - 6,756,887; December 31, 2015 - 6,651,021	(387,925)	(371,797)
Total stockholders’ equity	260,305	267,223
Total liabilities and stockholders’ equity	$2,262,192	$2,331,850

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$25,543	$28,412
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	8,074	7,815
Non-cash interest expense	791	755
Deferred income taxes	(4,700)	(6,702)
Non-cash stock-based compensation expense	3,192	2,432
Tax benefit from stock-based compensation	2,537	4,696
Excess tax benefit from stock-based compensation	(862)	(4,526)
Closure and impairment charges	435	1,827
Loss (gain) on disposition of assets	614	(9)
Other	1,048	31
Changes in operating assets and liabilities:
Accounts receivable, net	116	(2,742)
Current income tax receivables and payables	16,918	18,665
Gift card receivables and payables	(12,820)	5,623
Other current assets	(520)	(1,638)
Accounts payable	(5,069)	1,034
Accrued employee compensation and benefits	(10,945)	(14,810)
Accrued interest payable	30	(10,229)
Other current liabilities	13,112	10,496
Cash flows provided by operating activities	37,494	41,130
Cash flows from investing activities:
Additions to property and equipment	(839)	(2,617)
Principal receipts from notes, equipment contracts and other long-term receivables	4,206	4,442
Other	(105)	(40)
Cash flows provided by investing activities	3,262	1,785
Cash flows from financing activities:
Principal payments on capital lease and financing obligations	(3,385)	(3,165)
Repurchase of common stock	(20,004)	(15,003)
Dividends paid on common stock	(17,049)	(16,598)
Tax payments for restricted stock upon vesting	(2,116)	(2,961)
Proceeds from stock options exercised	880	8,206
Excess tax benefit from stock-based compensation	862	4,526
Change in restricted cash	(4,399)	11,561
Other	—	(15)
Cash flows used in financing activities	(45,211)	(13,449)
Net change in cash and cash equivalents	(4,455)	29,466
Cash and cash equivalents at beginning of period	144,785	104,004
Cash and cash equivalents at end of period	$140,330	$133,470

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Kansas City Support Center consolidation costs; amortization of intangible assets; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended
	March 31,
	2016	2015
Net income available to common stockholders, as reported	$25,161	$28,040
Kansas City Support Center consolidation costs	2,066	—
Amortization of intangible assets	2,480	2,500
Closure and impairment charges	435	1,827
Non-cash interest expense	791	755
Loss (gain) on disposition of assets	614	(9)
Income tax provision	(2,427)	(1,928)
Net income allocated to unvested participating restricted stock	(61)	(43)
Net income available to common stockholders, as adjusted	$29,059	$31,142

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.37	$1.47
Kansas City Support Center consolidation costs	0.07	—
Amortization of intangible assets	0.08	0.08
Closure and impairment charges	0.01	0.06
Non-cash interest expense	0.03	0.02
Loss (gain) on disposition of assets	0.02	(0.00)
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)
Rounding	—	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.58	$1.64

Numerator for basic EPS-income available to common stockholders, as adjusted	$29,059	$31,142
Effect of unvested participating restricted stock using the two-class method	1	—
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$29,060	$31,142

Denominator for basic EPS-weighted-average shares	18,260	18,870
Dilutive effect of stock options	113	149
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,373	19,019

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, and is the same measure used by management for these purposes.

	Three Months Ended
	March 31,
	2016	2015
	(In millions)
Cash flows provided by operating activities	$37.5	$41.1
Receipts from notes and equipment contracts receivable	2.1	2.6
Additions to property and equipment	(0.8)	(2.6)
Free cash flow	38.8	41.1
Dividends paid on common stock	(17.0)	(16.6)
Repurchase of DineEquity common stock	(20.0)	(15.0)
	$1.8	$9.5

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended March 31, 2016
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$51,085	$73,889	$4,812	$31,409	$2,329	$163,524
Expense	1,885	33,772	5,212	23,231	—	64,100
Gross profit	49,200	40,117	(400)	8,178	2,329	99,424
Plus:
Depreciation/amortization	2,596	—	111	3,142	—	5,849
Interest charges	—	—	96	3,110	—	3,206
Segment EBITDA	$51,796	$40,117	$(193)	$14,430	$2,329	$108,479

	Three months ended March 31, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$52,431	$72,111	$17,276	$31,402	$2,594	$175,814
Expense	1,596	33,921	16,509	23,490	12	75,528
Gross profit	50,835	38,190	767	7,912	2,582	100,286
Plus:
Depreciation/amortization	2,592	—	189	3,224	—	6,005
Interest charges	—	—	99	3,501	—	3,600
Segment EBITDA	$53,427	$38,190	$1,055	$14,637	$2,582	$109,891

Restaurant Data

The following table sets forth, for the three months ended March 31, 2016 and 2015, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,030	1,992
Company	—	23
Total	2,030	2,015

System-wide(b)
Sales percentage change(c)	(4.0)%	3.6%
Domestic same-restaurant sales percentage change(d)	(3.7)%	2.9%

Franchise(b)
Sales percentage change(c)	(3.0)%	3.6%
Domestic same-restaurant sales percentage change(d)	(3.7)%	2.9%
Average weekly domestic unit sales (in thousands)	$48.7	$51.1

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,507	1,470
Area license	165	167
Company	11	12
Total	1,683	1,649

System-wide(b)
Sales percentage change(c)	2.2%	6.2%
Domestic same-restaurant sales percentage change(d)	1.5%	4.8%

Franchise(b)
Sales percentage change(c)	2.5%	6.0%
Domestic same-restaurant sales percentage change(d)	1.4%	4.8%
Average weekly domestic unit sales (in thousands)	$37.7	$37.7

Area License (b)
Sales percentage change(c)	0.4%	7.0%

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three months ended March 31, 2016 and 2015 were as follows:

	Three Months Ended
	March 31,
	2016	2015
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,189.0	$1,226.0
IHOP franchise restaurant sales	738.9	$721.2
IHOP area license restaurant sales	75.3	$75.0
Total	$2,003.2	$2,022.2

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended
	March 31,
	2016	2015
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	2,033	1,994
Company restaurants	—	23
Total Applebee’s restaurants, beginning of period	2,033	2,017
Franchise restaurants opened:
Domestic	5	4
International	1	2
Total franchise restaurants opened	6	6
Franchise restaurants closed:
Domestic	(6)	(4)
International	(4)	(5)
Total franchise restaurants closed	(10)	(9)
Net franchise restaurant (reduction) development	(4)	(3)
Summary - end of period:
Franchise	2,029	1,991
Company restaurants	—	23
Total Applebee’s restaurants, end of period	2,029	2,014

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,507	1,472
Area license	165	167
Company	11	11
Total IHOP restaurants, beginning of period	1,683	1,650
Franchise/area license restaurants opened:
Domestic franchise	6	6
Domestic area license	—	1
International franchise	1	—
Total franchise/area license restaurants opened	7	7
Franchise/area license restaurants closed:
Domestic franchise	(3)	(6)
Domestic area license	(1)	(1)
International franchise	(2)	—
Total franchise/area license restaurants closed	(6)	(7)
Net franchise/area license restaurant development	1	—
Refranchised from Company restaurants	—	1
Franchise restaurants reacquired by the Company	—	(3)
Net franchise/area license restaurant additions (reductions)	1	(2)
Summary - end of period
Franchise	1,509	1,470
Area license	164	167
Company	11	13
Total IHOP restaurants, end of period	1,684	1,650